Exhibit 23.1


                           Larry O'Donnell, CPA, P.C.

Telephone (303) 745-4545                                  2280 South Xanadu Way
                                                                      Suite 370
                                                        Aurora, Colorado  80014




                        INDEPENDENT ACCOUNTANT'S CONSENT



     I hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of GALLAGHER RESEARCH CORPORATION, and any amendments thereto, and in any related Prospectus, of my auditor's report dated January 10, 2000 accompanying the financial statements of GALLAGHER RESEARCH CORPORATION included in their annual report on Form 10-KSB for the year ended December 31, 1999.

Larry O'Donnell, CPA, P.C.

Aurora, Colorado
October 12, 2000